Exhibit 99.1

NEWS RELEASE
For Immediate Release

For more information, contact:
Donna Lee
636-728-3189

THERMADYNE HOLDINGS CORPORATION ANNOUNCES
APPOINTMENT OF KPMG AS NEW INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

ST. LOUIS, MO — September 19, 2006 — Thermadyne Holdings Corporation (THMD.PK) today announced that it has engaged KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. KPMG’s engagement is effective immediately and will include its review of the Company’s financial statements for the second quarter ending June 30, 2006.  The Company released preliminary and unreviewed second quarter results on August 31, 2006.

“KPMG is a highly respected firm, and we are pleased to announce our association with them,” Marnie S. Gordon, chairman of the Audit Committee of the Company’s Board of Directors, said. “We have been impressed with the thoroughness and professionalism we have witnessed in the evaluation process.  We are confident that our relationship with them will benefit Thermadyne and our stockholders.”

Additional information can be found in the Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Thermadyne

Thermadyne, headquartered in St. Louis, Missouri, is a leading global marketer of cutting and welding products and accessories under a variety of brand names including Victor®, Tweco®/Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, and Cigweld®.  Its common shares trade on the Pink Sheets under the symbol THMD.PK.  For more information about Thermadyne, its products and services, visit the Company’s website at www.Thermadyne.com.

Safe Harbor Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Investors are urged to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, as updated from time to time, which describe important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.